Exhibit 10.10

BioTie Therapies Corp.

Tykistökatu 6

20520 Turku

Finland

H. Lundbeck A/S

Ottiliavej 9

DK 2500 Valby

Denmark

RE: LETTER OF CONFIRMATION WHICH SHALL CONSTITUTE THE FIFTH AMENDMENT TO THE LICENSE AND COMMERCIALISATION AGREEMENT

Dear Sirs,

BioTie Therapies Corp. (“BioTie”) and H. Lundbeck A/S (“Lundbeck”) entered on 23 May 2007 into a License and Commercialisation Agreement (hereinafter the “Agreement”) regarding the commercialisation of Nalmefene, a specific opioid receptor antagonist developed by BioTie and its collaborators for the treatment of substance abuse disorders such as alcoholism and obsessive compulsive disorders, including but not limited to pathological gambling.

Lundbeck has desired to make an exempt from the confidentiality and non-disclosure provision for the benefit of certain potential co-promotion partners of Lundbeck, which BioTie hereby acknowledges.

This letter of confirmation shall constitute the fifth amendment to the Agreement.

Confidentiality and Non-Disclosure

BioTie acknowledges and agrees that Lundbeck may enter into discussions with potential co-promotion partners, and for that purpose needs to release information under confidentiality provisions. BioTie also acknowledges and agrees that the Term of such confidentiality provisions may be limited to a period of 10 (ten) years from the Effective Date of an executed confidentiality provision. After Lundbeck receives a final signed confidentiality provision from a potential partner, Lundbeck shall inform BioTie in writing with the name of the potential partner. For the sake of clarity, this information is covered by existing confidentiality between Lundbeck and Biotie.

Sub-Licensees

For the sake of clarity, it is declared that any afore-mentioned co-promotion partners shall be deemed Sub-Licensees of Lundbeck in the event that Lundbeck would subsequently enter into an agreement with such party for the rights to research, develop, make (and have made), use, sell, offer for sale, import or export any Product.

Entry into force

The additions and clarifications to the Agreement constituted by this letter shall become effective when Lundbeck has signed and returned a copy of this letter to BioTie.

All other terms of the Agreement (including previous amendments, if still applicable) shall remain unchanged and in full force and effect.

In Turku, Finland on this 7th day of October 2010

Yours sincerely,

/s/ Timo Veromaa
Timo Veromaa
President and CEO

Signed for approval.

In Copenhagen, Denmark on this 25th day of October 2010

H. Lundbeck A/S

/s/ Ole Vahlgren
Name and title of signatory:
Ole Vahlgren
Senior VP

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